EXHIBIT 23.2


Consent of Independent Registered Public Accounting Firm



The Board of Trust Managers
AmREIT:


We consent to the use of our report included herein on the consolidated financial statements and consolidated financial statement schedule as of December 31, 2003 and for each of the years in the two-year period ended December 31, 2003 and to the reference to our firm under the heading "Experts" in the prospectus.




Houston, Texas

June 24, 2004